Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

as of December 31, 2010

Entity	Jurisdiction

Momentive Performance Materials Inc.	Delaware

Momentive Performance Materials Holdings Inc.	Delaware

Momentive Performance Materials Worldwide Inc.	Delaware

Momentive Performance Materials USA Inc.	Delaware

Juniper Bond Holdings I LLC	Delaware

Juniper Bond Holdings II LLC	Delaware

Juniper Bond Holdings III LLC	Delaware

Juniper Bond Holdings IV LLC	Delaware

Momentive Performance Materials Quartz, Inc.	Delaware

MPM Silicones, LLC	New York

Momentive Performance Materials South America Inc.	Delaware

Momentive Performance Materials China SPV Inc.	Delaware

Momentive Performance Materials Industria de Silicones Ltda	Brazil

Momentive Performance Materials Canada ULC	Canada (Alberta)

Momentive Performance Materials S. de R.L. de C.V.	Mexico

Momentive Performance Materials Australia Pty Ltd	Australia

Momentive Performance Materials Shanghai Co Ltd	China

Momentive Performance Materials (Nantong) Co Ltd	China

Momentive Fine Performance Materials (Shenzhen) Co Ltd	China

Wuxi Momentive Performance Materials Co Ltd	China

Momentive Performance Materials Hong Kong Ltd	Hong Kong

Momentive Performance Materials Japan LLC	Japan

Ohta Kako LLC	Japan

Momentive Performance Materials Korea Co Ltd	Korea

Momentive Performance Materials Pte Ltd	Singapore

Momentive Services S. de R.L. de C.V.	Mexico

Momentive Performance Materials Ltd.	United Kingdom

Momentive Performance Materials Commercial Services GmbH	Germany

Momentive Performance Materials Rus LLC	Russia

Momentive Performance Materials Kimya Sanayi Ve Ticaret Limited Sirketi	Turkey

Momentive Performance Materials (Pty) Ltd.	South Africa

Momentive Specialty Chemicals Inc.	New Jersey

Momentive Specialty Chemicals Holdings LLC	Delaware

Asia Dekor Borden (Heyuan) Chemical Company Limited	China

Asia Dekor Borden (Hong Kong) Chemical Company	Hong Kong

Entity	Jurisdiction

Borden Chemical Foundry, LLC	Delaware

Borden Chemical Holdings (Panama) S.A.	Panama

Borden Chemical UK Limited	UK

Borden International Holdings Limited	UK

Borden Luxembourg S.a r.l.	Luxembourg

HA-International, LLC	Delaware

Hexion Nova Scotia Finance, ULC	Nova Scotia, Canada

Hexion Quimica Argentina SA	Argentina

Hexion Shchekinoazot Holding B.V.	Netherlands

Hexion Shchekinoazot OOO	Russia

Hexion Specialty Chemicals BVBA	Belgium

Hexion Specialty Chemicals Lda.	Portugal

Hexion Specialty Chemicals Luxembourg s.a.r.l.	Luxembourg

Hexion Specialty Chemicals Maastricht BV	The Netherlands

Hexion Specialty Chemicals Uruguay S.A.	Uruguay

Hexion U.S. Finance Corp.	Delaware

Hexion UV Coatings (Shanghai) Limited	Hong Kong

HSC Capital Corporation	Delaware

InfraTec Duisburg GmbH	Germany

Lawter International Inc.	Delaware

Momentive CI Holding Company (China) LLC	Delaware

Momentive International Holdings Coöperatief U.A.	Netherlands

Momentive International Inc.	Delaware

Momentive Quimica do Brasil Ltda.	Brazil

Momentive Quimica S. A.	Panama

Momentive Shanxi Holdings Limited	Hong Kong

Momentive Specialty Chemicals (Caojing) Limited	Hong Kong

Momentive Specialty Chemicals (Heyuan) Limited	Hong Kong

Momentive Specialty Chemicals (N.Z.) Limited	New Zealand

Momentive Specialty Chemicals Asua S.L.	Spain

Momentive Specialty Chemicals B.V.	Netherlands

Momentive Specialty Chemicals Barbastro S.A.	Spain

Momentive Specialty Chemicals Canada Inc.	Canada

Momentive Specialty Chemicals Europe B.V.	Netherlands

Momentive Specialty Chemicals Finance B.V.	The Netherlands

Momentive Specialty Chemicals Forest Products GmbH	Germany

Momentive Specialty Chemicals France SAS	France

Momentive Specialty Chemicals GmbH	Germany

Momentive Specialty Chemicals GmbH & Co Kg	Germany

Momentive Specialty Chemicals Holding B.V.	Netherlands

Momentive Specialty Chemicals Holdings (China) Limited	Hong Kong

Momentive Specialty Chemicals Iberica S.A.	Spain

Momentive Specialty Chemicals Investments Inc.	Delaware

Momentive Specialty Chemicals Italia S.P.A.	Italy

Momentive Specialty Chemicals Korea Company Limited	Korea

Momentive Specialty Chemicals Leuna GmbH	Germany

Momentive Specialty Chemicals Management (Shanghai) Co., Ltd.	China

Momentive Specialty Chemicals Oy	Finland

Momentive Specialty Chemicals Pardubice S.r.o.	Czech Republic

Entity	Jurisdiction

Momentive Specialty Chemicals Pty Ltd	Australia

Momentive Specialty Chemicals Research Belgium SA	Belgium

Momentive Specialty Chemicals S.A.	France

Momentive Specialty Chemicals S.r.l.	Italy

Momentive Specialty Chemicals Samutsakorn Ltd.	Thailand

Momentive Specialty Chemicals Sdn. Bhd.	Malaysia

Momentive Specialty Chemicals Singapore Pte. Ltd.	Singapore

Momentive Specialty Chemicals Stanlow Limited	UK

Momentive Specialty Chemicals Stuttgart GmbH	Germany

Momentive Specialty Chemicals UK Limited	UK

Momentive Specialty Chemicals Wesseling GmbH	Germany

Momentive Specialty Chemicals, a.s.	Czech Republic

Momentive Specialty UV Coatings (Shanghai) Limited	China

National Borden Chemical Germany GmbH	Germany

New Nimbus GmbH & Co Kg	Germany

Oilfield Technology Group, Inc.	Delaware

PT Hexion Specialty Chemicals	Indonesia

Resolution Research Nederland B.V.	Netherlands

Resolution Specialty Materials Rotterdam B.V.	Netherlands

Sanwei Hexion Chemicals Company Limited	China